Exhibit 99.6

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, each of the undersigned hereby agrees that this Amendment No. 1 to Schedule 13D is filed on behalf of each of them.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of  this 22nd day of September, 2009.

HIGHLAND CAPITAL PARTNERS VI
LIMITED PARTNERSHIP

By: Highland Management Partners VI Limited Partnership, its general partner
By: Highland Management Partners VI, Inc., its general partner

By:	/s/ Kathleen Barry
Authorized Signatory

HIGHLAND CAPITAL PARTNERS VI-B
LIMITED PARTNERSHIP

By: Highland Management Partners VI Limited Partnership, its general partner
By: Highland Management Partners VI, Inc., its general partner

By:	/s/ Kathleen Barry
Authorized Signatory

HIGHLAND ENTREPRENEURS’ FUND VI LIMITED PARTNERSHIP

By: HEF VI Limited Partnership, its general partner
By: Highland Management Partners VI, Inc., its general partner

CUSIP No. 42326R109

By:	/s/ Kathleen Barry
Authorized Signatory

HEF VI LIMITED PARTNERSHIP
By: Highland Management Partners VI, Inc., its general partner

By:	/s/ Kathleen Barry
Authorized Signatory

HIGHLAND MANAGEMENT PARTNERS VI LIMITED PARTNERSHIP

By: Highland Management Partners VI, Inc., its general partner

By:	/s/ Kathleen Barry
Authorized Signatory

HIGHLAND MANAGEMENT PARTNERS VI, INC.

By:	/s/ Kathleen Barry
Authorized Signatory

/s/ Robert F. Higgins
Robert F. Higgins

/s/ Paul A. Maeder
Paul A. Maeder

/s/ Daniel J. Nova
Daniel J. Nova

/s/ Sean M. Dalton
Sean M. Dalton

/s/ Robert J. Davis
Robert J. Davis

/s/ Fergal J. Mullen
Fergal J. Mullen

/s/ Corey M. Mulloy
Corey M. Mulloy